FOR IMMEDIATE RELEASE
---------------------

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Contacts:

Alfred E. Brennan, Chief Executive Officer
Arthur L. Herbst, Jr., President
Christine R. Boehning, Chief Financial Officer

(314)-344-0010, Ext. 3133
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                                                                           YOUNG
                                                               INNOVATIONS, INC.
                                                                          [Logo]



         YOUNG INNOVATIONS, INC. ANNOUNCES RECORD RESULTS FOR THE THIRD
                     QUARTER AND DECLARES QUARTERLY DIVIDEND


ST. LOUIS, MO., OCTOBER 20, 2004 - Young Innovations, Inc. (NASDAQ - YDNT) today announced record sales, net income and diluted earnings per share for the quarter ended September 30, 2004.

Sales for the third quarter of 2004 were $21.7 million, increasing $2.7 million or 14.1% over the $19.0 million reported in the third quarter of 2003. Sales of professional products in the third quarter of 2004 increased 15.1% to $20.9 million from $18.1 million in the third quarter of 2003. This increase was largely the result of incremental sales from acquired businesses, as well as certain new product introductions and success in newly implemented sales and marketing initiatives. Retail sales decreased 6.2% to $0.8 million in the third quarter of 2004 from $0.9 million in the third quarter of 2003. Net income increased 14.7% to $3.8 million, compared with $3.3 million in the third quarter of 2003. Diluted earnings per share increased 14.3% in the third quarter of 2004 to $0.40 from $0.35 in the prior year quarter.

Sales for the nine months ended September 30, 2004 were $59.5 million, up 7.4% from $55.4 million in the year earlier nine-month period. For the first nine months of 2004, sales of professional products increased 8.1% to $57.1 million from the $52.8 million reported in the first nine months of 2003. Retail sales declined 8.1% to $2.4 million compared to the $2.6 million recorded in the year earlier nine-month period of 2003. Net income was $9.1 million, down 3.6% from $9.5 million in the year earlier nine-month period of 2003. Diluted earnings per share were $0.97 for the nine months ended September 30, 2004, a decrease of 4.0% from $1.01 in the same period of 2003.

Commenting on the quarter, Alfred E. Brennan, Chief Executive Officer, said, "I am very pleased with our strong results for the quarter, particularly the growth in sales of professional products and profitability gains. Our results have begun to reflect some success in the efforts undertaken over the past months to introduce new products, restructure our sales incentive programs and consolidate certain businesses. While uncertainty remains with regard to the timing and impact of these efforts, we are optimistic about our prospects for the remainder of the year and 2005."

On October 19, 2004, the Board of Directors declared a quarterly dividend of $0.04 per share, payable December 15, 2004 to shareholders of record on November 15, 2004.

A conference call has been scheduled for Thursday, October 21 at 10:00 A.M. Central Time and can be accessed through InterCall at http://audioevent.mshow.com/189833 or on the Company's website, www.ydnt.com.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading provider of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.



                                    - MORE -

                                                          YOUNG INNOVATIONS, INC.
                                                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                               (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)
                                                                (UNAUDITED)


                                     Three Months Ended                          Nine Months Ended
                                       September 30,                               September 30,
                                   2004            2003           Change       2004             2003             Change
                                 ---------------------------------------     ------------------------------------------

Net Sales                        $ 21,703        $ 19,014          14.1%     $ 59,488        $ 55,397            7.4%
Cost of Goods Sold                  9,777           8,520          14.8%       27,600          25,184            9.6%
                                 -------------------------                   -------------------------
Gross Profit                       11,926          10,494          13.6%       31,888          30,213            5.5%
% of Net Sales                       55.0%           55.2%                       53.6%           54.5%

Selling, General and
Administrative Expense              5,862           5,167          13.5%       17,207          14,961           15.0%
% of Net Sales                       27.0%           27.2%                       28.9%           27.0%

Operating Income                    6,064           5,327          13.8%       14,681          15,252           (3.7%)
% of Net Sales                       27.9%           28.0%                       24.7%           27.5%

Other Income                           80              27                          96              68

Income Before Taxes                 6,144           5,354          14.8%       14,777          15,320           (3.5%)

Provision for Income Taxes          2,351           2,048          14.8%        5,654           5,860           (3.5%)

Net Income                       $  3,793        $  3,306          14.7%     $  9,123        $  9,460           (3.6%)
% of Net Sales                       17.5%           17.4%                       15.3%           17.1%         (10.2%)


Earnings Per Share (Basic)       $   0.42        $   0.37          13.5%     $   1.01        $   1.05           (3.8%)
Weighted Average Shares
Outstanding (Basic)                99,039           9,045          (0.1%)       9,037           8,995            0.5%


Earnings Per Share (Diluted)      $  0.40        $   0.35          14.3%     $   0.97        $   1.01           (4.0%)
Weighted Average Shares
Outstanding (Diluted)               9,389           9,489          (1.1%)       9,412           9,409            0.0%



                             YOUNG INNOVATIONS, INC.
                           CONSOLIDATED BALANCE SHEET
                    SEPTEMBER 30, 2004 AND DECEMBER 31, 2003
                                 (IN THOUSANDS)


                                                     (UNAUDITED)
                                                     SEPTEMBER 30    DECEMBER 31
                      ASSETS                            2004            2003
                                                     -----------     -----------
Current Assets
      Cash                                           $   1,975        $     938
      Accounts receivable, net                           8,873           11,212
      Inventories                                       11,568            9,017
      Other current assets                               4,238            3,403
                                                     ---------        ---------
Total current assets                                    26,654           24,570
                                                     ---------        ---------

Property, Plant and Equipment, net                      21,046           19,240
Other Assets                                             1,601              847
Intangible Assets                                        5,910            5,824
Goodwill                                                52,847           51,003
                                                     ---------        ---------

TOTAL ASSETS                                         $ 108,058        $ 101,484
                                                     =========        =========

              LIABILITIES AND EQUITY
Current Liabilities
      Accounts payable and accrued liabilities       $   9,802        $   9,042
      Current maturities of long-term debt                --              2,852
                                                     ---------        ---------
TOTAL CURRENT LIABILITIES                                9,802           11,894
                                                     ---------        ---------

Deferred Income Taxes                                    6,627            6,627

Stockholders' Equity
      Common stock                                          90               90
      Deferred stock compensation                         (682)            (935)
      Additional paid-in capital                        28,277           28,367
      Retained earnings                                 79,442           71,426
      Common stock in treasury, at cost                (15,498)         (15,985)
                                                     ---------        ---------
TOTAL STOCKHOLDERS' EQUITY                              91,629           82,963

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 108,058        $ 101,484
                                                     =========        =========